Exhibit 10.16
AMENDMENT
TO
SERVICES AGREEMENT
THIS AMENDMENT dated as of May 2, 2024 (this “Amendment”), to the Services Agreement dated as of October 7, 2020 (“Agreement”), is by and among Bowhead Insurance Holdings LP, a Delaware limited partnership, Bowhead Specialty Underwriters, Inc., a Delaware corporation, Bowhead Underwriting Services, Inc., a Delaware corporation, Bowhead Insurance Company, Inc., a Wisconsin insurance company, and Bowhead Specialty Holdings Inc a Delaware corporation. All of the foregoing are herein referred to individually as a “Party” and collectively as the “Parties.”
RECITALS
WHEREAS, the Parties desire to amend and supplement certain terms of the Agreement as described in this Amendment; and
WHEREAS, all capitalized terms not defined in this Amendment shall have the meaning ascribed to such terms in the Agreement.
NOW, THEREFORE, in consideration of the promises, and of the representation, warranties, covenants and agreements contained herein and, in the Agreement, the Parties agree as follows:
1.Amendment. Schedule A to the Agreement is hereby deleted and replaced in its entirety with the attached hereto Schedule A to incorporate “Capital Management”.
2.Interpretation. The Agreement shall not be amended or otherwise modified by this Amendment except as set forth in paragraph 1 and 2 of this Amendment. The provisions of the Agreement that have not been amended hereby shall remain in full force and effect. The provisions of the Agreement amended hereby shall remain in full force and effect as amended hereby. In the event of any inconsistency or contradiction between the terms of this Amendment and the Agreement, the provisions of this Amendment shall prevail and control.
3.Reference to the Agreement. All references to the “Services Agreement” (including “hereof,” “herein,” “hereunder,” “hereby” and “this Agreement”) shall refer to the Servies Agreement as amended by this Amendment Agreement.
4.Counterparts; Effectiveness. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument. This Amendment shall only become effective immediately following an initial public offering of Bowhead Specialty Holdings Inc.
5.Governing Law. This Amendment shall be construed and enforced in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

BOWHEAD INSURANCE HOLDINGS, LP		BOWHEAD SPECIALTY UNDERWRITERS, INC.

/s/ H. Matthew Crusey		/s/ Brad Mulcahey

Name:	H. Matthew Crusey	Name:	Brad Mulcahey
Title:	Secretary	Title:	Treasurer

BOWHEAD UNDERWRITING SERVICES, INC		BOWHEAD INSURANCE COMPANY, INC.

/s/ Brad Mulcahey		/s/ H. Matthew Crusey

Name:	Brad Mulcahey	Name:	H. Matthew Crusey
Title:	Treasurer	Title:	Secretary

BOWHEAD SPECIALTY HOLDINGS INC.

/s/ H. Matthew Crusey

Name:	H. Matthew Crusey
Title:	Secretary

SCHEDULE A
SERVICES
The Services listed below may be amended from time to time during the term of the Agreement in accordance with Section 1.1:
•Provision of goods;
•Arrangement of provision of third-party services;
•Facilities including, office space, furniture and fixtures;
•Management and other direct services including, without limitation:
◦Executive services;
◦Corporate strategy;
◦Business development;
◦Legal;
◦Corporate governance;
◦Product management;
◦Product development;
◦Premium processing;
◦Underwriting;
◦Actuarial services;
◦Marketing;
◦Customer sales;
◦Customer service;
◦Policy administration;
◦Billing:
◦Claims;
◦Reserving;
◦Sourcing and procurement;
◦Human resources;
◦Business integration;
◦Communications
◦Strategic data and analytics;
◦Financial and accounting services;
◦Investment;
◦Enterprise risk;
◦Reinsurance;
◦Internal audit;
◦Licensing;
◦Compliance;
◦Internal controls;
◦Tax compliance and reporting;
◦Regulatory reporting;
◦Information and technology services; and
◦Capital management